ZALICUS

ZALICUS PUBLISHES DATA ON SELECTIVE ESTROGEN RECEPTOR MODULATORS FOR THE TREATMENT OF INFECTIOUS DISEASE

Results in Science Translational Medicine Highlight the Benefits of the Zalicus Combination High-throughput Screening (cHTS) Technology to Identify Novel Treatments for Ebolavirus Infections

CAMBRIDGE, Mass. – June 19, 2013 – Zalicus Inc. (Nasdaq Capital Market: ZLCS) today announced that it has published preclinical data in Science Translational Medicine showing the beneficial effects of applying the Zalicus combination high-throughput screening (cHTS) technology for the potential treatment of ebolavirus (EBOV) infections. In the paper entitled “FDA-Approved Selective Estrogen Receptor Modulators Inhibit Ebola Virus Infection,” the scientists, including drug developers from Zalicus and collaborators from the U.S. Army Medical Research Institute of Infectious Diseases (USAMRIID) and investigators from the University of Virginia School of Medicine (UVA), describe screening a series of approved drugs and select molecular probes to identify drugs with antifilovirus activity.

“These data continue to confirm the potential of our combination high-throughput screening technology to identify drug combinations with activity in multiple disease states. The value of our cHTS technology, which has been previously validated in a number of cancer indications, continues to demonstrate promise in infectious disease applications as well,” commented Mark H.N. Corrigan, MD, President and CEO of Zalicus. “Our cHTS discovery collaborations with USAMRIID and UVA and pharmaceutical companies such as Novartis validate the value of the cHTS discovery technology to identify novel treatments for diseases.” Key findings include:

·	Identified a set of selective estrogen receptor modulators (SERMs), including clomiphene and toremifene, which act as potent inhibitors of EBOV infection.

·	Confirmed Anti-EBOV activity for both SERMs in an in vivo mouse infection model.

·	The SERM compounds inhibit viral entry and are not working through classical estrogen receptor-associated pathways.

·	These data support the screening of readily available approved drugs to identify therapeutics for the ebolaviruses and other biothreat infectious diseases.

About Zalicus

Zalicus Inc. (Nasdaq Capital Market: ZLCS) is a biopharmaceutical company that discovers and develops novel treatments for patients suffering from pain. Zalicus has a portfolio of proprietary clinical-stage product candidates targeting pain such as Z160 and Z944 and has entered into multiple revenue-generating collaborations with large pharmaceutical companies relating to other products, product candidates and drug discovery technologies. Zalicus applies its expertise in the discovery and development of selective ion channel modulators and its combination high throughput screening

245 First Street, Third Floor, Cambridge, MA 02142 Ph: 617 301 7000 Fax: 617 301 7010 www.zalicus.com

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capabilities to discover innovative therapeutics for itself and its collaborators in the areas of pain, inflammation, oncology and infectious disease. To learn more about Zalicus, please visit www.zalicus.com.

About USAMRIID

USAMRIID’s mission is to protect the warfighter from biological threats and to be prepared to investigate disease outbreaks or threats to public health. Research conducted at USAMRIID leads to medical solutions—vaccines, drugs, diagnostics, and information—that benefit both military personnel and civilians. The Institute plays a key role as the lead military medical research laboratory for the Defense Threat Reduction Agency’s Joint Science and Technology Office for Chemical and Biological Defense. USAMRIID is a subordinate laboratory of the U.S. Army Medical Research and Materiel Command. The information contained in this press release does not necessarily reflect the position or the policy of the Government and no official endorsement should be inferred.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning Zalicus, its cHTS discovery technology and its potential and its other business plans. These forward-looking statements about future expectations, plans, objectives and prospects of Zalicus and its product candidates may be identified by words like "believe," "expect," "may," "will," "should," "seek," “plan” or “could” and similar expressions and involve significant risks, uncertainties and assumptions, including risks related to the unproven nature of the Zalicus drug discovery technologies, the Company's ability to obtain additional financing or funding for its research and development, and those other risks that can be found in the "Risk Factors" section of Zalicus' annual report on Form 10-K on file with the Securities and Exchange Commission and the other reports that Zalicus periodically files with the Securities and Exchange Commission. Actual results may differ materially from those Zalicus contemplated by these forward-looking statements. These forward-looking statements reflect management’s current views and Zalicus does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this release except as required by law.

Contacts: Justin Renz, CFO, Zalicus Inc. 617-301-7575 JRenz@zalicus.com Gina Nugent 617-460-3579 gnugent@zalicus.com (c) 2013 Zalicus Inc. All rights reserved.

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     245 First Street, Third Floor, Cambridge, MA 02142 Ph: 617 301 7000 Fax: 617 301 7010 www.zalicus.com